Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-53308 of United Financial Corp. and Subsidiaries on Form S-8 of our report, dated February 25, 2005, appearing in this Annual Report on Form 10-K of United Financial Corp. and Subsidiaries for the year ended December 31, 2004.

/s/   McGladrey & Pullen, LLP

Minneapolis, Minnesota
March 29, 2005